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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2006

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

110 Summit Avenue, Montvale, New Jersey 07645

(Address of Principal Executive Offices/Zip Code)

(201) 573-8000

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
ITEM 9.01	Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.1

ITEM 5.02    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2006, Mark Koscinski was appointed as the Registrant’s Principal Accounting Officer. Mark Koscinski, age 48, became Vice President and Controller of the Registrant on February 1, 2006. Previously, he served as a Principal in Financial Advisory Services of Northern New Jersey for SolomonEdwards Group, a management advisory and accounting services firm from June 28, 2005 until his appointment at the Company. Previous to this, Mr. Koscinski was the Vice President and Chief Financial Officer of Pressman Toy Corporation, a privately held manufacturer and distributor of toys in the United States from April 2002 until March 2005. Mr. Koscinski holds degrees in economics, accounting and tax. He is currently a doctoral student at Drew University in Madison, New Jersey. Mr. Koscinski is a certified public accountant. Mr. Koscinski does not have any family relationships with the members of the Registrant’s Board of Directors or with the Registrant’s officers. Mr. Koscinski will continue to receive an annual salary of $175,000. Reference is made to the Senior Management Employment Agreement entered into between the Company and Mr. Koscinski, dated February 1, 2006, attached hereto as Exhibit 10.1, for a complete description of the terms of Mr. Koscinski’s employment.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

The exhibits listed below is being furnished pursuant to Item 9.01.

Exhibit Number	Description
10.1	Senior Management Employment Agreement, dated February 1, 2006, between the Registrant and Mark Koscinski.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2006	BUTLER INTERNATIONAL, INC.

By: /s/ Edward M. Kopko
Edward M. Kopko
Chairman of the Board of Directors and Chief Executive Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1	Senior Management Employment Agreement, dated February 1, 2006, between the Registrant and Mark Koscinski.